Exhibit 99.2

Thoma Bravo Completes Acquisition of Dayforce
As a Private Company, Dayforce to Accelerate Growth, Customer Value, and AI Leadership in HCM

MINNEAPOLIS, TORONTO and SAN FRANCISCO – February 4, 2026  – Thoma Bravo, the world’s largest software-focused investment firm, today announced the completion of its acquisition of Dayforce, Inc. (“Dayforce” or the “Company”), a global human capital management (HCM) leader that makes work life better, for approximately US$12.3 billion. The agreement to acquire Dayforce was previously announced on August 21, 2025, and was approved by Dayforce stockholders at the special meeting of stockholders held on November 12, 2025.

With the completion of the transaction, Dayforce stockholders are entitled to receive US$70.00 per share in cash for each share of Dayforce common stock they owned. The Company’s common stock has ceased trading and will be delisted from the New York Stock Exchange and the Toronto Stock Exchange.

“Today marks a pivotal moment for Dayforce in advancing our promise to make work life better as the AI-powered people platform,” said David Ossip, Chair and CEO of Dayforce. "With Thoma Bravo’s support, we are even better positioned to scale our business, further customer value, and drive innovation that empowers our community to do the work they are meant to do.”

“Dayforce is actively creating the future of HCM, backed by a platform and team that deliver real, measurable results for its customers,” said Holden Spaht, a Managing Partner at Thoma Bravo. “With demand for intelligent, AI-driven HR technologies accelerating, we are excited to welcome Dayforce to Thoma Bravo’s portfolio and together unlock their next phase of growth and customer impact.”

“We are pleased to begin working with Dayforce to build on their leadership in modern HCM,” said Tara Gadgil, a Partner at Thoma Bravo. “Dayforce has a clear vision for the AI-powered workforce, driven by its commitment to strong customer relationships and continuous innovation. We see significant opportunity to help Dayforce expand its reach and achieve its full potential in the years ahead.”

Advisors
Evercore served as the exclusive financial advisor to Dayforce and Wachtell, Lipton, Rosen & Katz served as the Company’s legal advisor. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC served as financial advisors to Thoma Bravo, and Kirkland & Ellis LLP served as its legal counsel.

About Dayforce
Dayforce makes work life better. Everything we do as a global leader in HCM technology is focused on enabling thousands of customers and millions of employees around the world to do the work they're meant to do. With our single AI-powered people platform for HR, Pay, Time, Talent, and Analytics, organizations of all sizes and industries are benefiting from simplicity at scale with Dayforce to help unlock their full workforce potential, operate with confidence, and realize quantifiable value. To learn more, visit dayforce.com.

About Thoma Bravo
Thoma Bravo is the world’s largest software-focused investment firm, with more than $181 billion in assets under management as of September 30, 2025. Partnering with some of the world’s most sophisticated investors, Thoma Bravo’s private equity and private credit platforms reflect a focused investment strategy, supported by disciplined execution, deep sector expertise and leadership continuity. Over the past 20-plus years, Thoma Bravo has acquired or invested in over 565 software and technology companies, representing approximately $285 billion of aggregate value (including control and non-control investments, as well as add-on acquisitions).  Learn more at thomabravo.com and on LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian Securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisition of Dayforce by affiliates of Thoma Bravo. These statements are based on various assumptions, whether or not identified in this press release, and on current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Dayforce. These forward-looking statements are subject to a number of risks and uncertainties, including risks related to disruption of management time from ongoing business operations due to the transaction; the risk of any unexpected costs or expenses resulting from the transaction; the risk of any litigation relating to the transaction; and the risk that the transaction could have an adverse effect on the ability of Dayforce to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Dayforce Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulators on February 28, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Dayforce from time to time with the SEC and Canadian securities regulators. These filings, when available, are currently available on the investor relations section of the Dayforce website at https://investors.dayforce.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Dayforce presently does not know of or that Dayforce currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Dayforce assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Dayforce
Investor Relations
+1 844-829-9499
investors@dayforce.com

Media Relations
+1 647-417-2117
mediainquiries@dayforce.com

Thoma Bravo
Megan Frank
+1 212-731-4778
mfrank@thomabravo.com

or

FGS Global
Akash Lodh
+1 202-758-4263
ThomaBravo-US@fgsglobal.com